UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant -
Filed by a Party other than the Registrant X

Check the appropriate box:

X Preliminary Proxy Statement


-Confidential, for Use of the Commission
Only(as permitted by Rule 14a-6(e)(2))

-Definitive Proxy Statement

-Definitive Additional Materials

-Soliciting Material Pursuant to
Section 240.14a-12

MFS Government Markets Income Trust
(Name of Registrant as Specified In Its Charter)

Bulldog Investors General Partnership
(Name of Person(s) Filing Proxy Statement, if other than
Registrant)


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X No fee required.


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PROXY STATEMENT OF BULLDOG INVESTORS GENERAL PARTNERSHIP, A
STOCKHOLDER OF MFS GOVERNMENT MARKETS INCOME TRUST IN OPPOSITION
TO THE SOLICITATION BY THE BOARD OF TRUSTEES AT THE ANNUAL
MEETING OF SHAREHOLDERS ON NOVEMBER 1, 2007

Bulldog Investors General Partnership ('BIGP'), a stockholder of MFS Government Markets Income Trust (the 'Trust'), is sending this proxy statement and the enclosed GREEN proxy card to stockholders of the Trust of record as of September 4, 2007. We are soliciting a proxy to vote your shares at the Annual Meeting of Shareholders (the 'Meeting') which is scheduled for November 1, 2007. Please refer to the Trust's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of trustees. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about September --, 2007.

Introduction

There are three matters to be voted upon at the Meeting: (1) the election of four trustees; (2) a proposal to amend the Trust's fundamental investment policy to permit leverage; and (3) our proposal requesting the Board of Trustees to promptly take the steps necessary to open end the Trust or otherwise enable shareholders to realize net asset value ('NAV') for their shares. We are soliciting a proxy to vote your shares (1) FOR the election of our nominees as trustees; (2) AGAINST the proposal to permit leverage; and (3) FOR our proposal to enable shareholders to realize net asset NAV for their shares.

Reasons for the Solicitation

The Trust's shares have traded at a discount to NAV for almost 15 years. We urged management to take meaningful action to address the discount. Management has responded by proposing to
(1) increase the monthly dividend, and (2) permit the use of leverage. These proposals have had no discernable impact on the discount. We are conducting this solicitation primarily to elect trustees that will consider more meaningful measures to address the discount including open-ending the Trust.

Conditional Tender Offer

In conjunction with this proxy solicitation, we are commencing a tender offer to purchase five million shares of the Trust at a
96.25 % of NAV. Our tender offer is conditioned on the election of our nominees as trustees and will close soon after their election is confirmed. The purposes of our tender offer is (1) to allow shareholders to sell a portion of their shares at a higher price than the current market price and (2) to increase our ability to persuade the board to provide an opportunity for all shareholders to realize full NAV for all of their shares. How Proxies Will Be Voted
If you wish to vote FOR the election of our nominees and/or to vote on the other proposals, you may do so by completing and returning a GREEN proxy card to us or to our agent. Unless you direct otherwise, your shares will be voted FOR the election of our nominees, AGAINST the proposal to permit leverage and FOR our proposal to enable shareholders to realize net asset NAV for their shares. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Voting Requirements

A plurality of the votes cast is sufficient to elect a trustee. Approval of the proposal to amend the Trust's fundamental investment policy concerning leverage requires the lesser of the affirmative vote of (1) 67% of the shares present at the Meeting provided more than 50% of the Fund's outstanding shares are represented at the Meeting or (2) more than 50% of the outstanding shares for its approval. Approval of our proposal requesting the board of trustees to promptly take the steps necessary to open-end the Trust or otherwise enable shareholders to realize NAV for their shares requires the affirmative vote of a majority of the votes cast. Abstentions will be treated as votes against the leveraging proposal and will be ignored in determining the votes cast with respect to our NAV proposal. Revocation of Proxies
You may revoke any proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy. There is no limit on the number of times you may revoke your proxy before it is exercised. Only your latest dated proxy will be counted.

PROPOSAL 1: ELECTION OF TRUSTEES

At the Meeting, we intend to nominate the persons named below for election as trustees. Each nominee has consented to being named in this proxy statement and to serve as a trustee if elected. Unless noted, each nominee is independent and neither personally owns shares or has any arrangement or understanding with any person with respect to any future employment by the Trust or by any affiliate of the Trust. We do not know of any material conflicts of interest that would prevent either nominee from acting in the best interest of the Fund. Please refer to the Trust's proxy soliciting material for additional information concerning the election of trustees.

Andrew Dakos (born 1966); Park 80 West, Plaza Two, Suite 750, Saddle Brook, NJ 07663 . Mr. Dakos is a self-employed investment advisor and a principal of the general partner of five investment partnerships in the Bulldog Investors group of funds:
Opportunity Partners L.P., Opportunity Income Plus Fund L.P., Full Value Partners L.P., Full Value Special Situations Fund L.P., and Full Value Offshore L.P. He has been a director of the Mexico Equity and Income Fund since 2001 and Brantley Capital Corporation since 2007.

Phillip Goldstein (born 1945); 60 Heritage Drive, Pleasantville, NY 10570 . Mr. Goldstein is an investment advisor and a principal of the general partner of three investment partnerships in the Bulldog Investors group of funds:
Opportunity Partners L.P., Opportunity Income Plus Fund L.P., and Full Value Partners L.P. He has been a director of the Mexico Equity and Income Fund since 2000 and Brantley Capital Corporation since 2001.

Gerald Hellerman ( born      ); 10965 Eight Bells Lane,
Columbia, MD 21044 -- Mr. Hellerman owns and has served as Managing Director of Hellerman Associates, a financial and corporate consulting firm, since the firm's inception in 1993. Mr. Hellerman currently serves as a director, chief financial officer and chief compliance officer for The Mexico Equity and Income Fund, Inc.; a director of MVC Capital, Inc.; a director of the Old Mutual 2100 fund complex (consisting of six funds).; a director and President of Innovative Clinical Solutions, Ltd., a company formerly engaged in clinical trials and physician network management which is currently in liquidation; a director of Brantley Capital Corporation; and a director of AirNet Systems, Inc. since 2005.

Rajeev Das (born 1968); 68 Lafayette Ave., Dumont, NJ 07628 -- Principal of Bulldog Investors, a group of investment funds and Managing Member of the general partner of Opportunity Income Plus L.P.; Currently director of Mexico Equity and Income Fund, Inc. (since 2001) In 2006 served as director of Brantley Capital.

Mr. Goldstein and his wife jointly beneficially own --------- shares of the Trust which they purchased in May 2006. Mr. Dakos and Mr. Goldstein are principals of Kimball & Winthrop, Inc., the Managing General Partner of BIGP which beneficially owns --- ----- shares of the Trust which it (or its partners) purchased between ------ and -----------. There have been no sales by any of the aforementioned persons. Each nominee has consented to serve as a trustee if elected. There are no arrangements or understandings between BIGP or any partner of BIGP and any nominee in connection with the nominations.

PROPOSAL 2: TO AMEND THE TRUST'S FUNDAMENTAL INVESTMENT POLICY TO PERMIT THE USE OF LEVERAGE.
The proposal is designed to permit the Trust to borrow money or issue senior securities to the extent permitted by the Investment Company Act of 1940. We oppose this proposal because we believe the risk of leveraging the Trust outweighs the possible benefit of a higher return. Unless instructions to the contrary are given, your proxy will be voted against this proposal.

PROPOSAL 3: TO REQUEST THAT THE BOARD OF TRUSTEES PROMPTLY TAKE THE STEPS NECESSARY TO OPEN END THE TRUST OR OTHERWISE ENABLE SHAREHOLDERS TO REALIZE NET ASSET VALUE ('NAV') FOR THEIR SHARES.
After fifteen years of discounts, we believe shareholders deserve an opportunity to realize NAV. Open-ending the Trust would allow all shareholders to obtain a higher price for their shares whenever they decide to sell. We think the time is right to permanently eliminate the Trust's discount to NAV. This proposal, if adopted, is not binding on the board. Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

THE SOLICITATION

Persons affiliated with or employed by BIGP or its affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common and preferred shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate will be $75,000. There is no arrangement or understanding involving BIGP or any of our affiliates relating to future employment by or any future transaction with the Fund or any of its affiliates.

Other than as set forth in this Proxy Statement, there are no contracts, arrangements, or understandings entered into by any of the participants in the solicitation or, to the participants' knowledge, any of their respective associates within the past year with any person with respect to any of the Fund's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies. In addition, except as set forth in the Proxy Statement, none of the participants in the solicitation or, to the participants? knowledge, any of their associates has entered into any agreement or understanding with any person with respect to: (i) any future employment by the Fund or its affiliates; or (ii) any future transactions to which the Fund or any of its affiliates will or may be a party.

BIGP is the soliciting stockholder. As of September --, 2007, BIGP beneficially owned ---------- shares of the Trust, all of
which were purchased between ---------- and ---------.   As
noted above, three of our nominees are affiliated with BIGP.

September --, 2007


PROXY CARD

Proxy Solicited in Opposition to the Board of Trustees of MFS
Government Markets Income Trust (the 'Trust') by Bulldog
Investors General Partnership ('BIGP') for the 2007 Annual
Meeting of Shareholders

The undersigned hereby appoints Phillip Goldstein, Rajeev Das, Andrew Dakos, and Tom Antonucci and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of the Trust and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an 'x' in the appropriate
[  ].)

ELECTION OF FOUR TRUSTEES

[ ] FOR ANDREW DAKOS 				[ ] WITHHOLD AUTHORITY

[ ] FOR PHILLIP GOLDSTEIN 			[ ] WITHHOLD AUTHORITY

[ ] FOR GERALD HELLERMAN 			[ ] WITHHOLD AUTHORITY

[ ] FOR RAJEEV DAS 				[ ] WITHHOLD AUTHORITY

3:  TO AMEND THE TRUST'S FUNDAMENTAL INVESTMENT POLICY
CONCERNING BORROWING.

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

4: TO REQUEST THAT THE BOARD OF TRUSTEES PROMPTLY TAKE THE STEPS
NECESSARY TO OPEN-END THE TRUST OR OTHERWISE ENABLE SHAREHOLDERS
TO REALIZE NET ASSET VALUE ('NAV') FOR THEIR SHARES.

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above, AGAINST Proposal 2 and FOR Proposal 3. The undersigned hereby acknowledges receipt of the proxy statement dated September --, 2007 of BIGP and revokes any proxy previously executed.


Signature(s)_______________________  	Dated: _______________